Exhibit 5.1

October 22, 2024

CyberArk Software Ltd.
9 Hapsagot St.
Park Ofer 2, P.O. Box 3143
Petach Tikva 4951041, Israel

Re: Resale Offering – Ordinary Shares on Form F-3 Registration Statement

Ladies and Gentlemen:

We have acted as Israeli counsel for CyberArk Software Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the offering of up to 2,285,076 ordinary shares of the Company, par value NIS 0.01 per share (each, an “Ordinary Share” and collectively the “Shares”) by Triton Seller, LP (f/k/a Venafi Parent, LP) and its permitted transferees (collectively, the “Selling Shareholder”). The Shares are being offered pursuant to a registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus which forms a part of and is included in the Registration Statement (the “Prospectus”).

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) Registration Rights Agreement by and between the Company and the Selling Shareholder, dated October 1, 2024; (iv) the articles of association of the Company, as amended and as currently in effect (the “Articles”); (v) resolution(s) of the board of directors of the Company (the “Board”) that relate to the (A) Agreement and Plan of Merger by and between the Company, the Selling Shareholder and the other parties listed therein, dated as of May 19, 2024 (the “Merger Agreement”) and (B) the Registration Statement, and the actions to be taken in connection thereto; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, or Item 509 of the Commission’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Law Offices
Meitar Law Offices